Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (Amendment No.2) of our report dated January 27, 2023 with respect to the audited consolidated financial statements of Kaival Brands Innovations Group, Inc. for the years ended October 31, 2022 and 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 11, 2024